SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2015

CHEMUNG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY  14901
(Address of principal executive offices)   (Zip Code)

(607) 737-3711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

ITEM 8.01	OTHER EVENTS

On March 26, 2015, the New York Surrogate’s Court for Chemung County entered an order approving two stipulations that discontinued litigation against the Wealth Management Group of Chemung Canal Trust Company (the “Bank”), the commercial bank subsidiary of Chemung Financial Corporation (the “Corporation”) and approved settlements of the litigations.  Under the terms of the settlements, the Bank agreed to pay the two parties $12.1 million, in total.

Additional information regarding the litigation and the settlements is included in Part 1, Item 3 of the Corporation’s 2014 Form 10-K filed with the Securities and Exchange Commission on March 13, 2015.  The Corporation believes that it was appropriately reserved for these settlements as of December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

March 31, 2015	By:	/s/ Karl F. Krebs

Karl F. Krebs
Executive Vice President, Chief Financial Officer and Treasurer